Exhibit 99.1

Phillips Edison & Company Reports First Quarter 2020 Results, Provides Update on COVID-19 Impact, and Updates Estimated Value Per Share to $8.75

Record portfolio occupancy of 95.6%

Surpassed $1.3 billion of cumulative stockholder distributions

Implemented executive base salary reductions as part of plan to maximize financial flexibility and preserve cash in response to COVID-19 pandemic

CINCINNATI -- May 12, 2020 - Phillips Edison & Company, Inc. (“PECO” or the “Company”), an internally-managed real estate investment trust (“REIT”) and one of the nation’s largest owners and operators of grocery-anchored shopping centers, reported net income of $11.2 million for the three-month period ended March 31, 2020, an improvement from a net loss of $5.8 million for the three-month period ended March 31, 2019.

First Quarter 2020 Highlights (vs. First Quarter 2019)

•	Same-center net operating income (“NOI”) increased 2.6% to $86.9 million

•	Leased portfolio occupancy totaled 95.6%, an increase from 93.0% at March 31, 2019

•	Executed 214 leases (new, renewal, and options) totaling 1.1 million square feet with comparable new lease spreads of 6.8% and comparable renewal lease spreads of 11.2%

•	Funds from operations (“FFO”) increased 11.9% to $68.2 million; FFO per diluted share increased to $0.20 from $0.19

•	Core FFO increased 8.4% to $60.2 million; Core FFO per diluted share increased to $0.18 from $0.17

•	FFO and Core FFO totaled 122.2% and 107.9%, respectively, of total distributions made during the quarter

•	Paid off $30 million term loan due in 2021, leaving the Company with no material term loan maturities until 2022

Estimated Value per Share Update
On May 6, 2020, the Company’s board of directors updated the EVPS of its common stock to $8.75 as of its March 31, 2020 financials. The EVPS was below the midpoint of the range ($8.45 to $9.68) provided by Duff & Phelps, LLC, an independent third-party valuation firm. The decrease was primarily driven by the estimated negative impact of the COVID-19 pandemic on PECO’s non-grocery tenants resulting from social distancing and stay-at-home guidelines and the uncertainty of the duration and effect on the overall economy. Previously, as of its March 31, 2019 financials, the Company’s EVPS was $11.10.

Management Commentary
“We ended our second consecutive quarter with record leased occupancy, which improved to 95.6% at March 31, 2020,” said Jeff Edison, chairman and chief executive officer of PECO. “Additionally, during the quarter we saw strong growth in our portfolio, illustrated by an 8.4% increase in Core FFO, compared to the first quarter of 2019, representing 107.9% of our total distributions. Despite this performance, the environment in the first quarter was materially different compared to today. Our current focus is working closely with our neighbors (tenants) and associates during this unprecedented time resulting from COVID-19.”
“Our core philosophy of owning and operating grocery-anchored shopping centers has never been more critical than during the ongoing pandemic. During this difficult time, all of our centers have remained open due to the necessity-based nature of our grocery anchors and other essential retailers. However, approximately 30% of our total neighbor spaces are temporarily closed due to restrictions on businesses and restaurants, as well as social distancing and stay-at-home mandates. The impact of the COVID-19 pandemic on our portfolio has been material.
“In response to the resulting uncertainty, we have implemented several measures to maximize our financial flexibility, including the temporary suspension of our monthly stockholder distributions, expense reductions including executive management salary decreases and workforce reductions, and a $200 million draw on our revolving credit facility. The draw was made to protect the liquidity required to operate the business effectively for the foreseeable future.
“It is difficult to predict when the economy will stabilize and what lasting effects this pandemic will have on our neighbors, our portfolio, and the economy over the long term. These factors and the anticipated reduction in cash flow were considered in the recently completed independent valuation performed by Duff & Phelps. As a result, our Board of Directors has lowered our EVPS to $8.75, versus our previous EVPS of $11.10.
“Despite this reduction in value, we are proud of our track record of 111 consecutive months of distributions and distributing over $1.3 billion to our stockholders in the form of regular monthly distributions. This represents approximately 46% of the proceeds from our initial public offerings that have been returned to our investors through distributions. Our temporary distribution suspension will be reevaluated once the pandemic has stabilized and we can assess our ongoing cash flows.
“We are working tirelessly with our neighbors to understand their needs and to ensure they are aware of all the resources available to help them. Maintaining regular dialogue with our neighbors will be critical as we seek to understand their future plans to reopen when the stay-at-home mandates begin to lift and the economy reopens.”

Measures Taken to Maximize Financial Flexibility During Pandemic Uncertainty
PECO has implemented a number of measures to mitigate the negative financial and operational impacts of the COVID-19 pandemic (including those mentioned above) to preserve liquidity and ensure that PECO is able to meet its operating needs for a sustained period:

•
The Board approved a temporary 25% reduction to the chief executive officer’s base salary, a temporary 10% reduction to the remaining executive management team’s respective base salaries (president, chief operating officer, chief financial officer, and general counsel), and a 10% reduction to board members’ base compensation for the 2020-2021 term.

•	Monthly distributions have been temporarily suspended.

•	The Company drew $200 million in April on its $500 million revolving credit facility.

•	All capital projects are being delayed to the extent possible.

•	Expense reductions are being implemented at the property and corporate levels, including a reduction in workforce.

•
The Share Repurchase Program for DDI (death, qualifying disability or determination of incompetence) requests has been temporarily suspended. The Share Repurchase Program for standard requests remains suspended.

PECO has formed an internal task force dedicated to understanding the CARES Act and other SBA programs that may help its neighbors in securing resources to help them with liquidity concerns. The Company is contacting each of its neighbors to understand their current business situation and needs, and to help them re-open their stores as quickly as possible.
The table below outlines how PECO’s neighbors have been impacted and the ensuing impact to PECO throughout the COVID-19 pandemic:

	April 2020(1)	May 2020(1)
Rent and recoveries collected, as % of monthly billing	77%	74%
Neighbor spaces closed temporarily	1,950	1,640
Neighbor spaces closed temporarily, as % of total spaces	35%	30%
Closures as % of total ABR	25%	21%
Closures as % of total GLA	20%	16%
Total rent relief requests (% of neighbors)	2,060 (37%)	2,120 (38%)

(1)
Statistics are approximate and include our pro rata ownership through joint ventures. Collections for April 2020 include any amounts billed for April that were received through May 11, 2020. April 2020 indicates approximate statistics as of April 30, 2020. May 2020 indicates approximate statistics as of May 11, 2020.

Three Months Ended March 31, 2020 Financial Results
Net Income
For the first quarter of 2020, net income totaled $11.2 million, or $0.03 per diluted share, compared to a net loss of $5.8 million, or $0.02 per diluted share, for the first quarter of 2019.
The improvement is primarily attributable to a decrease in non-cash impairment charges resulting from disposition activity in 2019, coupled with 2.6% same-center NOI growth and lower general and administrative expenses compared to the first quarter of 2019. These improvements were partially offset by the loss from dispositions during the three months ended March 31, 2020 versus the comparable period.

FFO as Defined by the National Association of Real Estate Investment Trusts (“Nareit”)
For the first quarter ended March 31, 2020, FFO attributable to stockholders and convertible noncontrolling interests increased 11.9% to $68.2 million, or $0.20 per diluted share, from $61.0 million, or $0.19 per diluted share, during the first quarter of 2019.
The improvements were driven by NOI growth from higher rent and recoveries, lower amortization of corporate intangibles, lower general and administrative expenses, lower interest expense, and a decrease in the estimated earn-out liability.

Core FFO
For the first quarter of 2020, Core FFO increased 8.4% to $60.2 million, or $0.18 per diluted share, compared to $55.6 million, or $0.17 per diluted share, during the same year-ago period.
The improvements were driven by NOI growth, lower general and administrative expenses, and lower interest expense.

Same-Center NOI
For the first quarter of 2020, same-center NOI increased 2.6% to $86.9 million compared to $84.7 million during the first quarter of 2019. The improvement was driven by a $0.23, or 1.9%, increase in average minimum rent per square foot, increased same-center occupancy, and higher recovery of expenses when compared to the first quarter of 2019. These increases were partially offset by higher real estate taxes.

Three Months Ended March 31, 2020 Portfolio Overview
Portfolio Statistics
At quarter-end, PECO’s wholly-owned portfolio consisted of 285 properties, totaling approximately 31.9 million square feet located in 31 states. This compares to 300 properties, totaling approximately 34.1 million square feet located in 32 states as of March 31, 2019.
Leased portfolio occupancy was a record 95.6%, an improvement from 95.4% at December 31, 2019. Anchor occupancy increased to 98.3% from 98.0% at December 31, 2019, while in-line occupancy decreased to 90.1% from 90.2% at December 31, 2019. These strong results were driven by demand for retail space in well-located grocery-anchored neighborhood shopping centers.

Leasing Activity
During the first quarter of 2020, 214 leases (new, renewal and options) were executed totaling approximately 1.1 million square feet. This compared to 270 leases executed totaling approximately 1.0 million square feet during the first quarter of 2019.
Comparable rent spreads during the quarter, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past 12 months, were 6.8% for new leases, 11.2% for renewal leases (excluding options), and 10.4% combined (new and renewal leases).

Disposition & Acquisition Activity
PECO sold three properties, generating $17.4 million in gross proceeds during the quarter. In the near term, sale proceeds are expected to be used to help preserve liquidity during the current economic uncertainty caused by the COVID-19 pandemic. In the future, disposition proceeds are expected to be used to fund tax-efficient acquisitions, fund redevelopment opportunities in owned centers, and delever the balance sheet.
During the quarter, PECO acquired land that was previously subject to a ground lease, as well as an outparcel adjacent to one of its shopping centers.
The Company anticipates selling non-core assets during the coming quarters as its capital recycling program winds down; however, the pace of dispositions and acquisitions will be impacted by the current economic uncertainty resulting from the COVID-19 pandemic.

Balance Sheet Highlights at March 31, 2020
At quarter-end, PECO had approximately $454.7 million of borrowing capacity available on its $500 million revolving credit facility, net of outstanding letters of credit. On April 1, 2020, PECO drew $200 million on its revolving credit facility, leaving approximately $255 million of borrowing capacity remaining.
Net debt to TEV was 45.0% at March 31, 2020, compared to 39.5% at December 31, 2019. This increase was driven by the change in EVPS, as net debt decreased $19.5 million from December 31, 2019.
At March 31, 2020, the Company's outstanding debt had a weighted-average interest rate of 3.3%, a weighted-average maturity of 4.7 years, and 81.9% of its total debt was fixed-rate debt. This compared to a weighted-average interest rate of 3.4%, a weighted-average maturity of 5.0 years, and 89.4% fixed-rate debt at December 31, 2019.

Distributions
For the first quarter ended March 31, 2020, total distributions of $55.8 million were paid to common stockholders and operating partnership unit (“OP unit”) holders, including $15.9 million reinvested through the distribution reinvestment plan, for net cash distributions of $39.9 million.
During the quarter, FFO totaled 122.2% of total distributions and Core FFO totaled 107.9% of total distributions, compared to 111.3% and 101.4%, respectively, for the first quarter of 2019.
The Company made its March 2020 distribution of $0.05583344 per share ($0.67 annualized) to stockholders and OP unit holders of record on March 16, 2020 entirely in cash on April 1, 2020. Following this distribution, monthly distributions have been temporarily suspended and will be reevaluated once the pandemic has stabilized and PECO is able to fully assess the impact of COVID-19 on its business.
Together with Phillips Edison Grocery Center REIT II, Inc., the Company has distributed over $1.3 billion to its stockholders and OP unit holders in the form of monthly distributions.

Share Repurchase Program (“SRP”)
During the first quarter of 2020, approximately 288,000 shares of common stock, totaling $2.7 million, were repurchased under the SRP. The SRP for requests related to DDI have been temporarily suspended and the SRP for standard requests remains suspended.

Stockholder Update Call
Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host a conference call on Wednesday, May 13, 2020, at 12:00 p.m. Eastern Time addressing the Company’s results and recent developments. Following management’s prepared remarks, there will be a question and answer session where questions may be submitted via the webcast interface during the call.
Date: Wednesday, May 13, 2020
Time: 12:00 p.m. Eastern Time
Webcast link: https://services.choruscall.com/links/peco200512.html
U.S. listen-only: 888-346-2646
Replay: A webcast replay will be available approximately one hour after the conclusion of the presentation at http://investors.phillipsedison.com/event-calendar.

Submit questions in advance of the call: InvestorRelations@phillipsedison.com

The conference call and accompanying slide presentation containing financial information can be accessed by visiting the Events and Presentations page on the Company’s website at http://investors.phillipsedison.com/event-calendar.
Interested parties can access the conference call via online webcast or by telephone. If dialing in, please call the conference telephone number fifteen minutes prior to the start time and an operator will register your name and organization. Participants should ask to join the Phillips Edison & Company call.
For more information on the Company’s first quarter 2020 results, please refer to the Company’s Form 10-Q for the quarter ended March 31, 2020, which will be filed with the SEC and available on the SEC’s website at www.sec.gov.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2020 AND DECEMBER 31, 2019
(Condensed and Unaudited)
(In thousands, except per share amounts)

	March 31, 2020	December 31, 2019
ASSETS
Investment in real estate:
Land and improvements	$1,547,542	$1,552,562
Building and improvements	3,201,552	3,196,762
In-place lease assets	441,492	442,729
Above-market lease assets	65,946	65,946
Total investment in real estate assets	5,256,532	5,257,999
Accumulated depreciation and amortization	(786,328)	(731,560)
Net investment in real estate assets	4,470,204	4,526,439
Investment in unconsolidated joint ventures	41,904	42,854
Total investment in real estate assets, net	4,512,108	4,569,293
Cash and cash equivalents	36,532	17,820
Restricted cash	48,043	77,288
Goodwill	29,066	29,066
Other assets, net	141,263	128,690
Real estate investment and other assets held for sale	—	6,038
Total assets	$4,767,012	$4,828,195

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,356,401	$2,354,099
Below-market lease liabilities, net	108,998	112,319
Earn-out liability	22,000	32,000
Derivative liability	62,756	20,974
Deferred income	13,841	15,955
Accounts payable and other liabilities	109,210	124,054
Total liabilities	2,673,206	2,659,401
Commitments and contingencies	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and
outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 290,416 and 289,047
shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	2,903	2,890
Additional paid-in capital	2,793,803	2,779,130
Accumulated other comprehensive loss (“AOCI”)	(58,552)	(20,762)
Accumulated deficit	(986,292)	(947,252)
Total stockholders’ equity	1,751,862	1,814,006
Noncontrolling interests	341,944	354,788
Total equity	2,093,806	2,168,794
Total liabilities and equity	$4,767,012	$4,828,195

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenues:
Rental income	$128,466	$128,860
Fees and management income	2,165	3,261
Other property income	892	648
Total revenues	131,523	132,769
Operating Expenses:
Property operating	21,762	22,866
Real estate taxes	17,112	17,348
General and administrative	10,740	13,285
Depreciation and amortization	56,227	60,989
Impairment of real estate assets	—	13,717
Total operating expenses	105,841	128,205
Other:
Interest expense, net	(22,775)	(25,009)
(Loss) gain on disposal of property, net	(1,577)	7,121
Other income, net	9,869	7,536
Net income (loss)	11,199	(5,788)
Net (income) loss attributable to noncontrolling interests	(1,430)	593
Net income (loss) attributable to stockholders	$9,769	$(5,195)
Earnings per common share:
Net income (loss) per share attributable to stockholders - basic and diluted	$0.03	$(0.02)

Non-GAAP Disclosures
Same-Center Net Operating Income
We present Same-Center NOI as a supplemental measure of our performance. We define NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months ended March 31, 2020, Same-Center NOI represents the NOI for the 279 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. We believe Same-Center NOI provides useful information to our investors about our financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2018, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, our Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of our financial performance as it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations.
Funds from Operations and Core Funds from Operations
FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property and gains (or losses) from change in control, plus depreciation and amortization, and after adjustments for impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We calculate FFO Attributable to Stockholders and Convertible Noncontrolling Interests in a manner consistent with the Nareit definition, with an additional adjustment made for noncontrolling interests that are not convertible into common stock.
Core FFO is an additional performance financial measure used by us as FFO includes certain non-comparable items that affect our performance over time. We believe that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods. We believe it is more reflective of our core operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, we adjust FFO attributable to stockholders and convertible noncontrolling interests to exclude certain recurring and non-recurring items including, but not limited to, depreciation and amortization of corporate assets, changes in the fair value of the earn-out liability, gains or losses on the extinguishment or modification of debt, transaction and acquisition expenses, and amortization of unconsolidated joint venture basis differences.
FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and Core FFO should not be considered alternatives to net income (loss) or income (loss) from continuing operations under GAAP, as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated.
Accordingly, FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Our FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.

The table below compares Same-Center NOI (in thousands):

	Three Months Ended March 31,		Favorable (Unfavorable)
	2020	2019	$ Change	% Change
Revenues:
Rental income(1)	$90,447	$89,684	$763
Tenant recovery income	31,036	28,947	2,089
Other property income	878	613	265
Total revenues	122,361	119,244	3,117	2.6%
Operating expenses:
Property operating expenses	18,281	18,112	(169)
Real estate taxes	17,155	16,418	(737)
Total operating expenses	35,436	34,530	(906)	(2.6)%
Total Same-Center NOI	$86,925	$84,714	$2,211	2.6%

(1)	Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
Below is a reconciliation of Net Income (Loss) to NOI for our real estate investments and Same-Center NOI (in thousands):

	Three Months Ended March 31,
	2020	2019(1)
Net income (loss)	$11,199	$(5,788)
Adjusted to exclude:
Fees and management income	(2,165)	(3,261)
Straight-line rental income and expense	(2,312)	(1,713)
Net amortization of above- and below-market leases	(788)	(1,133)
Lease buyout income	(94)	(232)
General and administrative expenses	10,740	13,285
Depreciation and amortization	56,227	60,989
Impairment of real estate assets	—	13,717
Interest expense, net	22,775	25,009
Loss (gain) on disposal of property, net	1,577	(7,121)
Other income, net	(9,869)	(7,536)
Property operating expenses related to fees and management income	646	1,295
NOI for real estate investments	87,936	87,511
Less: Non-same-center NOI(2)	(1,011)	(2,797)
Total Same-Center NOI	$86,925	$84,714

(1)	Certain prior period amounts have been reclassified to conform with current year presentation.

(2)	Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

The following table presents our calculation of FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and Core FFO and provides additional information related to our operations (in thousands, except per share amounts):

	Three Months Ended March 31,
	2020	2019(1)
Calculation of FFO Attributable to Stockholders and Convertible Noncontrolling Interests
Net income (loss)	$11,199	$(5,788)
Adjustments:
Depreciation and amortization of real estate assets	54,817	59,342
Impairment of real estate assets	—	13,717
Loss (gain) on disposal of property, net	1,577	(7,121)
Adjustments related to unconsolidated joint ventures	654	1,055
FFO attributable to the Company	68,247	61,205
Adjustments attributable to noncontrolling interests not convertible into common stock	—	(190)
FFO attributable to stockholders and convertible noncontrolling interests	$68,247	$61,015
Calculation of Core FFO
FFO attributable to stockholders and convertible noncontrolling interests	$68,247	$61,015
Adjustments:
Depreciation and amortization of corporate assets	1,410	1,647
Change in fair value of earn-out liability	(10,000)	(7,500)
Amortization of unconsolidated joint venture basis differences	467	344
Loss on extinguishment or modification of debt, net	73	—
Transaction and acquisition expenses	45	88
Core FFO	$60,242	$55,594

FFO Attributable to Stockholders and Convertible Noncontrolling Interests per share and Core FFO per share
Weighted-average common shares outstanding - diluted(2)	333,228	325,922
FFO attributable to stockholders and convertible noncontrolling interests per share - diluted	$0.20	$0.19
Core FFO per share - diluted	$0.18	$0.17

(1)	Certain prior period amounts have been reclassified to conform with current year presentation.

(2)
Restricted stock awards were dilutive to FFO Attributable to Stockholders and Convertible Noncontrolling Interests and Core FFO for the three months ended March 31, 2020 and 2019, and, accordingly, their impact was included in the weighted-average common shares used to calculate diluted FFO Attributable to Stockholders and Convertible Noncontrolling Interests per share and Core FFO per share. For the three months ended March 31, 2019 restricted stock awards with a weighted-average impact of 0.7 million shares had an anti-dilutive effect upon the calculation of earnings per share and thus were excluded. As these shares were not anti-dilutive to diluted FFO Attributable to Stockholders and Convertible Noncontrolling Interests and Core FFO per share, they are included here.

Net Debt to Total Enterprise Value
The following table presents our calculation of net debt to total enterprise value, inclusive of our prorated portion of net debt and cash and cash equivalents owned through our joint ventures, as of March 31, 2020 and December 31, 2019 (dollars in thousands):

	March 31, 2020	December 31, 2019
Net debt:
Total debt, excluding market adjustments and deferred financing expenses	$2,421,098	$2,421,520
Less: Cash and cash equivalents	37,445	18,376
Total net debt	$2,383,653	$2,403,144
Enterprise value:
Total net debt	$2,383,653	$2,403,144
Total equity value(1)	2,914,555	3,682,161
Total enterprise value	$5,298,208	$6,085,305

Net debt to total enterprise value	45.0%	39.5%

(1)
Total equity value is calculated as the number of common shares and OP units outstanding multiplied by the EVPS as of March 31, 2020 and December 31, 2019, respectively. There were 333.1 million diluted shares outstanding with an EVPS of $8.75 and 331.7 million diluted shares outstanding with an EVPS of $11.10 as of March 31, 2020 and December 31, 2019, respectively.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. PECO’s diversified portfolio of well-occupied neighborhood shopping centers features a mix of national and regional retailers selling necessity-based goods and services in fundamentally strong markets throughout the United States. Through its vertically-integrated operating platform, the Company manages a portfolio of 312 properties, including 285 wholly-owned properties comprising approximately 31.9 million square feet across 31 states (as of March 31, 2020). PECO has generated strong operating results over its 29+ year history and has partnered with leading institutional commercial real estate investors including TPG Real Estate and The Northwestern Mutual Life Insurance Company. The Company remains exclusively focused on creating great grocery-anchored shopping experiences and improving the communities it serves one center at a time. For more information, please visit www.phillipsedison.com.

Forward-Looking Statements
Certain statements contained in this press release for Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” or “us”) other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those Acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “estimated,” “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “remains,” “initiatives,” “focus,” “seek,” “strategy,” “plan,” “potential,” “projected,” “foreseeable,” “future,” “predict,” “long term,” “once,” “should,” “could,” “uncertainty,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission (“SEC”). Such statements include, but are not limited to, statements about our focus, plans, strategies, initiatives, and prospects; statements about the global pandemic of a novel coronavirus (“COVID-19”), including its duration and potential or expected impact on our tenants and our business; statements about our EVPS and when it may be updated; statements about the duration or extent of the suspension of our distributions, share repurchase program, and dividend reinvestment program; and statements about our future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation, (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) changes in interest rates and the availability of permanent mortgage financing; (v) competition from other available properties and the attractiveness of properties in our portfolio to our tenants; (vi) the financial stability of tenants, including the ability of tenants to pay rent; (vii) changes in tax, real estate, environmental, and zoning laws; (viii) the concentration of our portfolio in a limited number of industries, geographies, or investments; (ix) the effects of the COVID-19 pandemic, including on the demand for consumer goods and services and levels of consumer confidence in the safety of visiting shopping centers as a result of the COVID-19 pandemic; (x) the measures taken by federal, state, and local government agencies and tenants in response to the COVID-19 pandemic, including mandatory business shutdowns, stay-at-home orders and social distancing guidelines; (xi) the impact of the COVID-19 pandemic on our tenants and their ability to pay rent on time or at all, or to renew their leases and, in the case of non-renewal, our ability to re-lease the space at the same or more favorable terms or at all; (xii) the length and severity of the COVID-19 pandemic in the United States; (xiii) the pace of recovery following the COVID-19 pandemic given the current severe economic contraction and increase in unemployment rates; (xiv) our ability to implement cost containment strategies; (xv) our and our tenants’ ability to obtain loans under the CARES Act or similar state programs; (xvi) our ability to pay down, refinance, restructure, or extend our indebtedness as it becomes due; (xvii) to the extent we were seeking to dispose of properties in the near term, significantly greater uncertainty regarding our ability to do so at attractive prices; (xviii) the impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; and (xix) supply chain disruptions due to the COVID-19 pandemic. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in our 2019 Annual Report on Form 10-K, filed with the SEC on March 11, 2020, and those included in our Quarterly Report on Form 10-Q, filed on May 12, 2020, in each case as updated from time to time in our periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov.
Except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Vice President of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com
Source: Phillips Edison & Company, Inc.
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